Exhibit (a)

AMENDED AND RESTATED DEPOSIT AGREEMENT

by and among

TNT EXPRESS N.V.

AND

CITIBANK, N.A.,

as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS

OF AMERICAN DEPOSITARY SHARES ISSUED HEREUNDER

Dated as of ________, 2014

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EXHIBITS:

EXHIBIT A	Form of ADR

EXHIBIT B	Fee Schedule

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of ________, 2014, by and among (i) TNT EXPRESS N.V., a company incorporated under the laws of The Netherlands and its successors (the “Company”), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary (the “Depositary”), and (iii) all Holders and Beneficial Owners of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H THAT:

WHEREAS, the Company and JPMorgan Chase Bank (the “Original Depositary”) previously entered into that certain deposit agreement, dated as of May 25, 2011 (the “Original Deposit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as depositary, and the Holders and Beneficial Owners (as defined therein) of American depositary shares evidenced by American depositary receipts issued thereunder; and

WHEREAS, the Company desires to amend and restate the Original Deposit Agreement and transfer to the Depositary the American Depositary Receipt facility currently existing under the Original Deposit Agreement; and

WHEREAS, the Company desires to establish with the Depositary an American Depositary Receipt facility to provide inter alia for the deposit of the Shares (as hereinafter defined) with the Depositary, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts (as hereinafter defined) evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary for such American Depositary Receipt facility; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

SECTION 1.1  “Affiliate” shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act.

SECTION 1.2  “American Depositary Share(s)” and “ADS(s)” American Depositary Shares(s) shall mean with respect to any American Depositary Receipt, the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and the American Depositary Receipts issued hereunder.  Each American Depositary Share shall represent one Share, until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional American Depositary Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the Shares or Deposited Securities specified in such Sections.  American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of this Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of this Deposit Agreement which materially prejudices any substantial existing right of “Holders” or “Beneficial Owners” (each as defined in the Original Deposit Agreement) shall not become effective as to such “Holders” and “Beneficial Owners” of American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by this Deposit Agreement shall have been given to the “Holders” of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

SECTION 1.3  “ADS Record Date” shall have the meaning given to such term in Section 4.9.

SECTION 1.4  “Authorized Agent” shall have the meaning given to such term in Section 7.6.

SECTION 1.5  “Beneficial Owner” shall mean as to any ADS, any Person having a beneficial interest deriving from the ownership of such ADS.  A Beneficial Owner may or may not be the Holder of such ADSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the Person who is the Holder of the ADSs owned by such Beneficial Owner.

SECTION 1.6  “Business Day” shall mean any day on which both the banks in Amsterdam, The Netherlands and the banks in New York are open for business.

SECTION 1.7  “Certificated ADS(s)” shall have the meaning set forth in Section 2.12.

SECTION 1.8  “Commission”shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.9  “Company” shall have the meaning set forth in the preamble to this Deposit Agreement.

SECTION 1.10  “Custodian” shall mean, as of the date hereof, Citibank International Plc, as the custodian for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.5 as a successor or an additional custodian or custodians hereunder, as the context shall require.  The term “Custodians” shall mean all custodians, collectively.

SECTION 1.11  “Deliver”, “Deposit”, “Surrender”, “Transfer” or “Withdraw” or “Entry” shall mean (x) when used in respect of Shares and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of the Share Registrar (as hereinafter defined) or in the book-entry settlement of Euroclear Nederland (as hereinafter defined), and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

SECTION 1.12  “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented in accordance with the terms hereof.

SECTION 1.13  “Depositary” shall have the meaning set forth in the preamble to this Deposit Agreement.

SECTION 1.14  “Deposited Securities” shall mean Shares at any time deposited under this Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof, subject, in the case of cash, to the provisions of Section 4.8.  The collateral delivered in connection with Pre-Release Transactions described in Section 5.10 hereof shall not constitute Deposited Securities.

SECTION 1.15  “Dollars” and “$” shall refer to the lawful currency of the United States.

SECTION 1.16  “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

SECTION 1.17  “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

SECTION 1.18  “Euroclear Nederland” shall mean the Dutch book-entry clearing and settlement system, previously known as “NECIGEF” (Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.), and any successor entity thereto.

SECTION 1.19  “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.20  “Foreign Currency” shall mean currency other than Dollars.

SECTION 1.21  “Full Entitlement ADSs/ADRs” shall have the meaning set forth in Section 2.11.

SECTION 1.22  “Full Entitlement Shares” shall have the meaning set forth in Section 2.11.

SECTION 1.23  “Holder” shall mean the Person(s) in whose name the applicable ADSs are registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose.  A Holder may or may not be a Beneficial Owner.  If a Holder is not the Beneficial Owner of the ADSs registered in its name, such Person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of such ADSs.

SECTION 1.24  “Netherlands” or “The Netherlands” shall mean the State of The Netherlands.

SECTION 1.25  “Original Deposit Agreement” shall have the meaning set forth in the preamble to this Deposit Agreement.

SECTION 1.26  “Original Depositary” shall have the meaning given to such term in the preambles to this Deposit Agreement.

SECTION 1.27  “Partial Entitlement ADSs/ADRs” shall have the meaning set forth in Section 2.11.

SECTION 1.28  “Partial Entitlement Shares” shall have the meaning set forth in Section 2.11.

SECTION 1.29  “Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

SECTION 1.30  “Pre-Release Transaction” shall have the meaning set forth in Section 5.10 hereof.

SECTION 1.31  “Principal Office” shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

SECTION 1.32  “Receipt(s)”; “American Depositary Receipt(s)” and “ADR(s)” shall mean the certificate(s) issued by the Depositary under the terms of this Deposit Agreement evidencing the American Depositary Shares , as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement.  A Receipt may evidence any number of American Depositary Shares and may, in the case of American Depositary Shares held through a central depository such as DTC, be in the form of a “Balance Certificate.” Receipts may be either in physical certificated form or in book-entry form which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as ADRs issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

SECTION 1.33  “Registrar” shall mean the Depositary or, after consultation with the Company, any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register ownership of Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.  Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.  Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 1.34  “Restricted ADR(s)”, “Restricted ADS(s)” and “Restricted Shares” shall have the respective meanings set forth in Section 2.13.

SECTION 1.35  “Restricted Securities” shall mean Shares, or American Depositary Shares representing such Shares, which are either (i) acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) held by an officer or director (or Persons performing similar functions) or other Affiliate of the Company, or (iii) subject to other restrictions on sale or deposit under the laws of the United States, The Netherlands, or under a shareholder agreement or the Articles of Association of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to Persons other than an Affiliate of the Company in a transaction (i) covered by an effective resale registration statement or (ii) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares are not, when held by such Persons, Restricted Securities.

SECTION 1.36  “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.37  “Shares” shall mean the Company’s ordinary shares, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in nominal value, split-up, consolidation, reclassification, conversion or any other event described in Section 4.8, in respect of the Shares of the Company, the term “Shares” shall thereafter, to the extent permitted by law, represent the successor securities resulting from such change in nominal value, split-up, consolidation, exchange, conversion, reclassification or event.

SECTION 1.38  “Uncertificated ADS(s)” shall have the meaning set forth in Section 2.12.

SECTION 1.39  “Uncertificated Restricted ADSs” shall have the meaning set forth in Section 2.13.

SECTION 1.40  “United States” shall have the meaning assigned to it under Regulation S under the Securities Act.

ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
DEPOSIT OF SHARES; EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1  Appointment of Depositary.  The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement.  Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).

SECTION 2.2  Form and Transferability of Receipts.

(a)           Form.  American Depositary Shares shall either be (i) held on the books of the Depositary in book entry form eligible for the direct registration system established by DTC and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto or (ii) evidenced by definitive Receipts which shall be printed or lithographed or shall be in such other form as may be agreed upon by the Company and the Depositary, and in any event shall be substantially in the form or, in the case of book entry American Depositary Shares contain the terms, set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Receipts in certificated form shall be executed and dated by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  No certificated Receipt and no American Depositary Share evidenced thereby shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose, unless such Receipt shall have been executed by the manual or facsimile signature of a duly authorized officer of the Depositary or the Registrar, and such execution of any Receipt by manual or facsimile signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder.  The Registrar shall maintain separate books in which is registered each Receipt evidencing American Depositary Shares so executed and delivered and the transfer of each American Depositary Receipt.  Receipts bearing the facsimile signature of a duly-authorized officer of the Depositary, who was at the time of signature a proper officer of the Depositary, shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such Receipt or the delivery of such Receipt.  The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

(b)           Legends.  The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as (i) may be necessary to enable the Depositary to perform its obligations hereunder, (ii) may be required to comply with any applicable law or regulations, or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be traded, listed or quoted or to conform with any usage with respect thereto, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts or American Depositary Shares are subject by reason of the date of issuance of the Deposited Securities, or (iv) may be required by any book-entry system in which the ADRs are held.

(c)           Title.  Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable upon the same terms as a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a Receipt (that is, the Person in whose name a Receipt is registered on the books of the Depositary) as the absolute owner thereof (and of each Certificated ADS evidenced thereby) for all purposes, and neither the Company nor the Depositary shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt or any Beneficial Owner or other Person unless such holder is the registered Holder of such Receipt on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(d)           Book-Entry Systems.  The Depositary shall make arrangements for the acceptance of the American Depositary Shares into DTC.  All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”).  As such, the nominee for DTC will be the only “Holder” of the ADSs held through DTC.  Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC.  Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs.  So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).

SECTION 2.3  Deposit with Custodian. Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any Person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Depositary or the Company are closed, by Delivery of the Shares in bearer form with the related dividend sheets to the Custodian in the securities account maintained by the Custodian for such purpose at Euroclear Nederland.  Every deposit of Shares shall be accompanied by the following:  (A) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (B) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited, (C) evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in The Netherlands, and (D) if the Depositary so requires, an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any Person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian.  Any Person depositing Shares hereunder shall be deemed to represent that the Shares deposited are not Restricted Securities.  Without limiting any other provision of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs.  No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the Person depositing such Shares under the laws and regulations of The Netherlands and any necessary approval has been granted by any governmental body in The Netherlands, if any, which is then performing the function of the regulator of currency exchange.  The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.

At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited, evidence that Shares have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

SECTION 2.4  Registration of Shares. The Depositary shall instruct the Custodian upon each delivery of Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to promptly notify the Depositary of such deposit and the Person or Persons to whom or upon whose written order an ADR or ADRs are deliverable with respect to such deposit.  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Articles of Association of the Company.

SECTION 2.5  Issuance and Delivery of ADSs. The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) that transfer of such Shares has been made to the securities account of the Custodian maintained at Euroclear Nederland, (iii) that all required documents have been received, and (iv) the Person or Persons to whom or upon whose written order the corresponding ADSs are deliverable in respect thereof and, if applicable, the Receipt to be issued to evidence such ADS.  Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the Person making the deposit, if such Person should so request by facsimile or other means of electronic transmission.  Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall issue the American Depositary Shares representing the Shares so deposited to or upon the order of the Person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver a Receipt or Receipts, registered in the name or names requested by such Person (s) evidencing the aggregate number of American Depositary Shares to which such Person(s) are entitled, but only upon payment to the Depositary of the charges of the Depositary for making a deposit and the issuance of such American Depositary Shares (as set forth in Section 5.9 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares.  The Depositary shall only issue American Depositary Shares in whole numbers.  Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

SECTION 2.6  Transfer of Receipts, Combination and Split-up of Receipts.

(a)           Transfer.  The Registrar, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts (and of the ADSs represented thereby) on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in Person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Subject to the terms and conditions of this Deposit Agreement, including payment of the applicable fees and charges of the Depositary set forth in Section 5.9 and Exhibit B hereto, the Depositary shall execute (and, if the Depositary’s signature is by facsimile, the Registrar shall manually countersign) a new Receipt or Receipts and deliver the same to or upon the order of the Person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

(b)           Combination & Split Up.  The Depositary, subject to the terms and conditions of this Deposit Agreement shall, upon surrender of a Receipt or Receipts (and of the ADSs represented thereby) for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the applicable fees and charges set forth in Section 5.9 and Exhibit B hereto, execute and, if the Depositary’s signature is by facsimile, the Registrar shall manually countersign and deliver, a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(c)           Co-Transfer Agents.  The Depositary may, after consultation with the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or Persons entitled to such Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under this Section 2.6 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 2.7  Surrender of American Depositary Shares and Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the Person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of this Deposit Agreement, and of the Company’s Articles of Association, to any applicable laws and the rules of Euroclear Nederland, and to any provisions of the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above in this Section 2.7, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the Person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of this Deposit Agreement, of the ADRs evidencing the ADSs so canceled, and of the Articles of Association of the Company, to any applicable laws and the rules of Euroclear Nederland, and to the terms and conditions of the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share.  In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the Person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or this Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.

SECTION 2.8  Limitations on Execution and Delivery, Transfer, etc. of ADSs; Suspension of Delivery, Transfer, etc.

(a)           Additional Requirements.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse the Depositary or Custodian for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B hereof, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement and applicable law.

(b)           Additional Limitations.  The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, in any case, during any period when the transfer books of the Company, the Depositary or a Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of this Deposit Agreement or provisions of the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

(c)           Regulatory Restrictions.  Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction I.A.(1) to Form F-6 (as such instructions may be amended from time to time) in connection with (i) temporary delays caused by closing transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

SECTION 2.9  Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

SECTION 2.10  Cancellation and Destruction of Surrendered Receipts; Maintenance of Records. All Receipts surrendered to the Depositary shall be canceled by the Depositary.  The Depositary is authorized to destroy Receipts so canceled, provided the Depositary maintains a record of all destroyed Receipts.

SECTION 2.11  Partial Entitlement ADSs. In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Deposit Agreement, issue ADSs and deliver ADRs representing Partial Entitlement Shares which are separate and distinct from the ADSs and ADRs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) (“Partial Entitlement ADSs/ADRs” and “Full Entitlement ADSs/ADRs,” respectively).  When Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, (b) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other and (c) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial, Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs.  Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to receive the benefits of the Partial Entitlement Shares.  Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled to receive the benefits of the Full Entitlement Shares.  All provisions and conditions of this Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.11.  The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the terms of this Section 2.11.  The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

SECTION 2.12  Certificated/Uncertificated ADSs. Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”).  When issuing and maintaining Uncertificated ADS(s) under this Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities.  Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose.  Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs.  Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s).  Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders’ Uncertificated ADSs under the terms of Section 6.2 of this Deposit Agreement.  When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4, 4.5 and 4.11, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs.  All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.12.  The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.12.  Any references in this Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s).  Except as set forth in this Section 2.12 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.12) and (b) the terms of this Section 2.12, the terms and conditions set forth in this Section 2.12 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs.

SECTION 2.13  Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”).  Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the ADRs evidencing such Restricted ADSs, the “Restricted ADRs”).  Notwithstanding anything contained in this Section 2.13, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate.  The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to ensure that such procedures do not violate the provisions of the Securities Act or any other applicable laws.  The depositors of such Restricted Shares and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require.  The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if issued as Certificated ADSs), or to be included in the statements issued from time to time to Holders of Uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn.  The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder.  Notwithstanding anything to the contrary in this Agreement, (i) the Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions, and (ii) the Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs.  The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by this Deposit Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer.  Except as set forth in this Section 2.13 and except as required by applicable law, the Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of this Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.13) and (b) the terms of (i) this Section 2.13 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.13 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.13 and the other Shares held on deposit under the terms of this Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of this Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.13 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS AND
BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.1  Proofs, Certificates and Other Information. Any Person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of this Deposit Agreement and the provisions of the Deposited Securities or other information, and to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares), as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADS or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any Person presenting Shares for deposit or ADSs for cancellation and withdrawal.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

SECTION 3.2  Liability for Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect to any ADR, ADS or any Deposited Securities, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary.  The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split up or combination of ADRs and (subject to Section 2.8 (c)) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

SECTION 3.3  Representations and Warranties on Deposit of Shares. Each Person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such Person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the Person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the Person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.4  Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to Dutch law, the rules and requirements of the Euronext Amsterdam N V., and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other Person interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

SECTION 3.5  Ownership Restrictions. Notwithstanding any other provision in this Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.  The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company’s exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

Holders and Beneficial Owners acknowledge that, under the Dutch Act on the Disclosure of Holdings in Listed Companies, shareholders must promptly notify the Company and The Netherlands Securities Investment Board if their holding reaches, exceeds or falls below 5%, 10%, 25%, 50% or 66-2/3% of the capital interest and/or voting rights in the Company and agree to comply with such notification requirements.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1  Cash Distributions. Whenever the Company intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish an ADS Record Date upon the terms described in Section 4.9.  Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Securities held in respect of the ADSs under the terms hereof, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the reasonable judgment of the Depositary (pursuant to Section 4.8), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.9, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, in each case, to the extent permitted by the provisions of this Deposit Agreement, and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Securities, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.  The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

SECTION 4.2  Distribution in Shares. Whenever the Company intends to make a distribution upon any Deposited Securities that consists of a dividend in, or free distribution of, Shares, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9.  Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, the payment of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, in each case, to the extent permitted by the provisions of this Deposit Agreement, and (b) taxes).  In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1.  In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligation under Section 5.7, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary, in each case, to the extent permitted by the provisions of this Deposit Agreement), to Holders entitled thereto upon the terms described in Section 4.1.  The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

SECTION 4.3  Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs.  Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Depositary shall have determined that such distribution is reasonably practicable and (ii) the Depositary shall have received documentation within the terms of Section 5.7 reasonably satisfactory to it.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2.  If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.9) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (Y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

SECTION 4.4  Distribution of Rights.

(a)           Distribution to ADS Holders.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares (or any rights of any other nature), the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs.  Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders, (ii) the Depositary shall have received documentation within the terms of Section 5.7 reasonably satisfactory to it, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.9) and establish procedures to distribute such rights (by means of warrants or otherwise) and to enable the Holders to exercise the rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes).  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).

(b)           Sale of Rights.  If (i) the Company does not request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive documentation within the terms of Section 5.7 reasonably satisfactory to it or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem proper.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes, in each case, to the extent permitted by the provisions of this Deposit Agreement) upon the terms set forth in Section 4.1.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution if the Company has provided or approved such materials; provided, however, if such materials are received by the Depositary from a Person other than the Company or its agent and such materials are required by law to be forwarded to Holders, the Depositary shall promptly provide the Company with a copy of such materials for the Company’s review and, unless otherwise required by law, the Company’s approval, prior to distribution by the Depositary to the Holders.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act covering such offering is in effect.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

SECTION 4.5  Distributions Other Than Cash, Shares or Rights.

(a)           Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs.  Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b)           Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in Section 4.5(a), the Depositary shall distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution, (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld, in each case, to the extent permitted by the provisions of this Deposit Agreement.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may reasonably deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)           If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable or feasible, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may reasonably deem proper, and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes, in each case, to the extent permitted by the provisions of this Deposit Agreement) to the Holders as of the ADS Record Date upon the terms of Section 4.1.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.  Any benefit received upon such disposition shall be for the benefit of the Holders.

SECTION 4.6  Distributions with Respect to Deposited Securities in Bearer Form. Subject to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary in bearer form shall be made to the Depositary for the account of the respective Holders of ADSs with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any dividend sheets.  The Company shall promptly notify the Depositary of such distributions.  The Depositary or the Custodian shall promptly present such dividend sheets in connection with any such distribution.

SECTION 4.7  Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least 60 days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption.  Upon receipt of such notice and a satisfactory opinion of counsel, the Depositary shall mail to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary.  The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price.  Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes, in each case, to the extent permitted by the provisions of this Deposit Agreement), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 hereof.  If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption price per ADS shall be the per share amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of Section 4.8 hereof and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes, in each case, to the extent permitted by the provisions of this Deposit Agreement) multiplied by the number of Deposited Securities represented by each ADS redeemed.

SECTION 4.8  Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the reasonable judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) in accordance with the terms of the applicable sections of this Deposit Agreement.  If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable.  In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine in its reasonable judgment that the conversion of any Foreign Currency and the transfer and the distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion transfer and distribution is denied or, in the reasonable opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

SECTION 4.9  Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter (including setting the record date for Holders responsible for any fees and/or charges assessed by the Depositary pursuant to this Deposit Agreement), the Depositary shall, after consultation with the Company, fix a record date (the “ADS Record Date”) for the determination of the Holders of ADSs who shall be entitled to receive such dividend or distribution, give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share or for determining those Holders responsible for any fees and/or charges assessed by the Depositary pursuant to this Deposit Agreement.  The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any).  Subject to applicable law and the provisions of Section 4.1 through 4.8 and to the other terms and conditions of this Deposit Agreement, only the Holders of ADSs at the close of business on such ADS Record Date shall be entitled to receive such dividend or distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

SECTION 4.10  Voting of Deposited Securities.

(a)           ADS Voting Instructions.  As soon as practicable after receipt of notice pursuant to Section 5.6 of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.9.  The Depositary shall, if requested in writing by the Company in a timely manner (which request must be received by the Depositary at least 30 days prior to such meeting) and provided no U.S. legal prohibitions exists, distribute to the Holders of record a notice which shall contain:  (a) such information as is contained in such notice of meeting, (b) a statement in English, in a form provided by the Company, that the Holders of record at the close of business on a specified record date will be entitled, subject to the terms of this Section, any applicable provisions of Dutch law, the corporate charter and by-laws of the Company and the provisions of the Deposited Securities (which provisions, if any, shall have been summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights pertaining to the number of Deposited Securities represented by their respective Receipts and (c) a statement addressing the manner in which such instructions may be given, including an indication that instructions may be given (or may be deemed to have been given in accordance with the last sentence of the next paragraph if no instructions are received prior to the deadline set for such purposes) to the Depositary to give a discretionary proxy to a Person designated by the Company.  In the event the notice of meeting and request of the Company are not received by the Depositary at least 30 days prior to the meeting, the Depositary shall not have any obligation to notify the Holders and shall not vote or cause to be voted the Deposited Securities.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable and permitted under applicable law and the provisions of the corporate charter and by-laws of the Company and the provisions of the Deposited Securities, to vote or cause to be voted the number of Deposited Securities represented by the American Depositary Shares evidenced by the Holder’s Receipt in accordance with the instructions set forth in such request.

Notwithstanding anything contained in this Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

(b)           Discretionary Proxy to Management.  The Depositary agrees not to, and the Depositary shall take reasonable steps to ensure that the Custodian and each of its nominees, if any, do not, vote the Shares or other Deposited Securities represented by the American Depositary Shares other than in accordance with such instructions from the Holder or as provided below.  The Depositary may not itself exercise any voting discretion over any Shares.  If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a Person designated by the Company to vote the Deposited Securities; provided, however, that (x) no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy to be given, (ii) substantial opposition exists or (iii) the rights of holders of Shares will be adversely affected and (y) the Depositary shall not have any obligation to give such discretionary proxy to a Person designated by the Company if (i) the Company shall not have delivered to the Depositary the local counsel opinion and the representation and indemnity letter described in the immediately following paragraph and (ii) the Person designated to receive the discretionary proxy shall not have delivered to the Depositary an undertaking stating that such Person shall not exercise the rights granted to such Person pursuant to the terms of such proxy in contravention of the provisions of clause (x) of this section 4.10(b).

Prior to requesting the delivery of a discretionary proxy upon the terms set forth herein, the Company shall deliver to the Depositary (a) an opinion of the Company’s local counsel (of recognized standing in such country and reasonably satisfactory to the Depositary) at the expense of the Company stating that (i) such action does not violate any local laws and (ii) nothing in the proxy materials indicates any matter which under local law would be deemed to adversely affect the rights of the holders of Shares and (b) a representation and indemnity letter from the Company (executed by a senior officer of the Company) (i) designating the Person to whom any discretionary proxy should be given, (ii) confirming that the Company wishes such discretionary proxy to be given, (iii) certifying that the Company has not and shall not request the discretionary proxy to be given as to any matter as to which substantial opposition exists or which may adversely affect the rights of holders of Shares or other Deposited Securities and (iv) agreeing to indemnify the Depositary and the Custodian and their respective officers, directors and employees against, and hold each of them harmless from, any liability or expense (including fees and disbursements of counsel) which may arise out of or in connection with any action of the Depositary or the Custodian in granting such discretionary proxy.

If, at the time of a vote, for any reason the standing instructions deemed given herein would not be valid and binding on the Holders, or the Depositary is unable to obtain the legal opinion or the representation and indemnity letter above, the Depositary shall not vote the Shares or other Deposited Securities as to which specific instructions have not been received.

(c)           Legal Prohibitions.  Notwithstanding anything else contained in this Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting of holders of Shares or other Deposited Securities if the taking of such action violates U.S. laws.  The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Shares or other Deposited Securities and to deliver to the Depositary an opinion of the Company’s U.S. counsel addressing any actions requested to be taken if requested by the Depositary.

SECTION 4.11  Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the ADSs shall, subject to the provisions of this Deposit Agreement, any ADR(s) evidencing such ADSs and applicable law, represent the right to receive such additional securities.  The Depositary may, subject to the terms of this Deposit Agreement and receipt of an opinion of counsel to the Company reasonably satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional ADSs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities or corporate change.  The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, subject to receipt of an opinion of the Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes, in each case, to the extent permitted by the provisions of this Deposit Agreement) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

SECTION 4.12  Available Information. The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet Web site (www.tnt.com/corporate) or through an electronic information delivery system generally available to the public in its primary trading market.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Company is not complying with those requirements.

SECTION 4.13  Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall arrange, at the request of the Company and at the Company’s expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.

SECTION 4.14  List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares of all Holders.

SECTION 4.15  Taxation. The Depositary will, and the Depositary will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.  Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may reasonably deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law.  The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1  Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the issuance and delivery of ADSs, the acceptance for surrender of ADS(s) for the purpose of withdrawal of Deposited Securities, the registration of issuances, cancellations, transfers, combinations and split ups of ADS(s) and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in each case in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books for the registration of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the ADSs.

The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8.

If any ADSs are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co registrars for registration of issuances, cancellations, transfers, combinations and split-ups of ADSs and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in accordance with any requirements of such exchanges or systems.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

SECTION 5.2  Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability (i) if the Depositary or the Company or their respective controlling Persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, The Netherlands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Association of the Company or any provision of any Deposited Securities, or by reason of any act of God or war, terrorism or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association of the Company or provisions of any Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any Person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other Person believed by it in good faith to be competent to give such advice or information, (iv) for the inability of a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any consequential or punitive damages for any breach of the terms of this Deposit Agreement.  The Depositary, its controlling Persons, its agents, any Custodian and the Company, its controlling Persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or Beneficial Owners for any indirect, special, punitive or consequential damages.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.3  Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other Persons, except that the Company and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other Persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

Without limitation of the foregoing, neither the Depositary, the Company nor any of their respective controlling Persons or agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.

Notwithstanding anything to the contrary set forth in this Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with this Deposit Agreement, any Holder(s) or Beneficial Owner(s), any Receipt or Receipts or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

SECTION 5.4  Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due to it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided, in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided, in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

SECTION 5.5  The Custodian. The Depositary may from time to time appoint one or more custodians hereunder.  The Depositary has initially appointed Citibank International Plc as Custodian for the purpose of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares for which the Custodian acts as custodian and shall be responsible solely to it.  If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian.  The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary.  Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to such Deposited Securities.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts, each other Custodian and the Company.

Citibank, N.A. may at any time act as Custodian of the Deposited Securities pursuant to this Deposit Agreement, in which case any reference to Custodian shall mean Citibank, N.A. solely in its capacity as Custodian pursuant to this Deposit Agreement.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary.  The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

SECTION 5.6  Notices and Reports.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.  The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Association of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary an English language version of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities.  The Depositary shall arrange, at the request of the Company and at the Company’s expense, for the distribution of copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.  The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Association along with the provisions of the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company in connection with such Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein.  The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications and other documentation referred to in the immediately preceding paragraph issued by the Company and delivered to the Depositary for inspection by the Holders of American Depositary Shares representing such Shares at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

SECTION 5.7  Issuance of Additional Shares, ADSs, etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States).  In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Dutch counsel (which may be in-house counsel to the Company) stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the law of The Netherlands and (2) all requisite regulatory consents and approvals have been obtained in The Netherlands.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act and, if applicable, the Exchange Act or have been registered under the Securities Act and, if applicable, the Exchange Act (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

SECTION 5.8  Indemnification. The Depositary agrees to indemnify the Company against, and hold it harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary under the terms hereof due to the negligence or bad faith of the Depositary.

The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares, or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Shares, or any Deposited Securities, in either such case, (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates, except to the extent that such liability or expense arises out of information (or omissions from information) relating to the Depositary or to any Custodian or any of their agents, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) or any other document relating to the ADSs.

Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, neither the Company nor the Depositary, nor any of their respective agents, shall be liable to the other for any indirect, special, punitive or consequential damages.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Any Person seeking indemnification hereunder (an “indemnified Person”) shall notify the Person from whom it is seeking indemnification (the “indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified Person’s rights to seek indemnification except to the extent the indemnifying Person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying Person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances.  No indemnified Person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying Person, which consent shall not be unreasonably withheld.

SECTION 5.9  ADS Fees and Charges. The Company, the Holders, the Beneficial Owners, and Persons depositing Shares for issuance of ADSs or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay the ADS fees and charges identified as payable by them respectively in the ADS fee schedule attached hereto as Exhibit B.  All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time and subject to Section 6.1, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1.  The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be payable by the Person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and by the Person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to this Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree in writing from time to time.  The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree to in writing from time to time.  Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by written agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligation of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of this Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

SECTION 5.10  Pre-Release. Subject to the further terms and provisions of this Section 5.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.2 and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.5, including ADSs which were issued under the immediately preceding clause (i) but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive ADSs in lieu of Shares under clause (i) of the immediately preceding sentence and receive Shares in lieu of ADSs under clause (ii) of the immediately preceding sentence.  Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the Person (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) New York business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under clause (i) of the second sentence of this paragraph above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one Person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to clause (b) of the immediately preceding paragraph, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1  Amendment/Supplement. The Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs.  Notice of any amendment to this Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold American Depositary Share(s), to consent and agree to such amendment or supplement and to be bound by this Deposit Agreement as amended or supplemented thereby.  In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS(s) and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of this Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to this Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2  Termination. The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed for such termination.  On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender of such ADS(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Section 2.7 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to such Holder or upon such Holder’s order, of the amount of Deposited Securities represented by such ADS(s).  If any ADSs shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADSs, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADS, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of 30 days after the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of ADSs whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADS, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental, charges or assessments).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under this Section 6.2 and Sections 5.8, 5.9 and 7.6 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1  Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

SECTION 7.2  No Third-Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other Person, except to the extent specifically set forth in this Deposit Agreement.  Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.3  Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4  Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of American Depositary Shares shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions thereof and of any Receipt by acceptance thereof of any beneficial interest therein.  Each Holder and Beneficial Owner, upon acceptance of any American Depositary Share (or any interest therein) issued in accordance with the terms and conditions of this Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and any applicable Receipt(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement and any applicable Receipt(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement and any applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

SECTION 7.5  Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to TNT Express N.V., Taurusavenue 111, 2132 LS Hoofddorp, The Netherlands, Attention:  Company Secretary, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention:  Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to 1 North Wall Quay, Dublin 1 Ireland or to any other address which the Custodian may specify in writing to the Depositary.

Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.  Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders.

Delivery of a notice sent to Holders by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

SECTION 7.6  Governing Law and Jurisdiction. This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.  The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Holder, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York.  The Company has appointed TNT USA, Inc., now at 68 South Service Road, Suite 340, Melville, New York 11747, as its authorized agent (the “Authorized Agent”) upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Holder, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.  If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process in New York, the Company shall promptly appoint a successor acceptable to the Depositary, so as to serve and will promptly advise the Depositary thereof.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by air courier directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed by air courier.  Notwithstanding the foregoing, any action based on this Deposit Agreement may be instituted by the Depositary in any competent court in the Netherlands.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.7  Assignment. Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.8  [RESERVED].

SECTION 7.9  Titles.  All references in this Deposit Agreement to exhibits, Articles, Sections, subsections, and other subdivisions refer to the exhibits, Articles, Sections, subsections and other subdivisions of or to this Deposit Agreement unless expressly provided otherwise.  The words “this Deposit Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

SECTION 7.10  Amendment and Restatement. The Depositary shall arrange to have new ADRs printed that reflect the form of ADR attached to this Deposit Agreement.  All ADRs issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto.  However, American depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of ADR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under this Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.  The Company hereby instructs the Depositary to (i) promptly send notice of the execution of this Deposit Agreement  to all holders of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof and (ii) inform holders of American depositary shares issued as “certificated American depositary shares” and outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more ADR(s) issued pursuant to this Deposit Agreement.

Holders and Beneficial Owners of American depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of this Deposit Agreement in all respects; provided, however, that any term of this Deposit Agreement that materially prejudices any substantial existing right of holders or beneficial owners of American depositary shares issued under the Original Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by this Deposit Agreement shall have been given to holders of ADSs outstanding as of the date hereof.

Remainder of page left blank intentionally.

IN WITNESS WHEREOF, TNT EXPRESS N.V. and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance (or deemed acceptance in accordance with this Deposit Agreement) by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

TNT EXPRESS N.V. By: _______________________________ Name: Title: CITIBANK, N.A. By: _______________________________ Name: Title:

Number
CUSIP Number

American Depositary Shares (Each
American Depositary Share repre-
senting one fully paid ordinary share)

EXHIBIT A

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

Representing

DEPOSITED ORDINARY SHARES

Of

TNT EXPRESS N.V.

(Incorporated under the laws of The Netherlands)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the “Depositary”), hereby certifies that _______________ is the owner of ______ American Depositary Shares (hereinafter “ADS”), representing deposited ordinary shares, including evidence of rights to receive such ordinary shares (the “Shares”) of TNT EXPRESS N.V., a corporation incorporated under the laws of The Netherlands (the “Company”).  As of the date of the Deposit Agreement (defined below), each ADS represents one Share deposited under the Deposit Agreement with the Custodian under the Deposit Agreement (the “Custodian”).  The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Articles IV and VI of the Deposit Agreement.  The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1)           The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts (“Receipts” or “ADRs”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of _____________, 2014 (as so amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners of ADSs issued thereunder, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the American Depositary Shares into DTC.  Each Beneficial Owner of American Depositary Shares held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such American Depositary Shares.  The Receipt evidencing the American Depositary Shares held through DTC will be registered in the name of a nominee of DTC.  So long as the American Depositary Shares are held through DTC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).

(2)           Surrender of American Depositary Shares and Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the Person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR evidencing the surrendered ADSs, of the Deposit Agreement, and of the Company’s Articles of Association, to any applicable laws and the rules of Euroclear Nederland, and to any provisions of the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, this ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case,  without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the Person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR evidencing the ADS so canceled, and of the Articles of Association of the Company, to any applicable laws and the rules of Euroclear Nederland, and to the terms and conditions of the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share.  In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the Person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Person surrendering the ADSs.

Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.

(3)           Transfers, Split-Ups and Combinations of Receipts.  Subject to the terms and conditions of the Deposit Agreement, the Registrar shall register transfers of Receipts (and of the ADSs represented thereby) on its books upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in Person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Subject to the terms and conditions of the Deposit Agreement including payment of the applicable fees and charges of the Depositary, the Depositary shall execute and deliver a new Receipt(s) (and if necessary cause the Registrar to countersign such Receipt(s)) and deliver same to or upon the order of the Person entitled to such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered.  Upon surrender of a Receipt or Receipts (and of the ADSs represented thereby) for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment of the applicable fees and charges of the Depositary, subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts so surrendered.

(4)           Pre-Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse the Depository or Custodian for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matters and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations of the Depositary or the Company consistent with the Deposit Agreement and applicable law.

The delivery of Receipts (and the ADSs represented thereby) against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts (and the ADSs represented thereby) against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts (and the ADSs represented thereby) in particular instances may be refused, or the registration of transfer of outstanding Receipts (and the ADSs represented thereby) generally may be suspended, in any case, during any period when the transfer books of the Company, Depositary or a Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts (and the ADSs represented thereby) or Shares are listed, or under any provision of the Deposit Agreement or provisions of the Deposited Securities or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (24) hereof.  Notwithstanding any provision of the Deposit Agreement to the contrary, the surrender of outstanding ADS evidenced by Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as required in General Instructions I.A.(1) to Form F-6 (as such instructions may be amended from time to time) in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, except as otherwise provided in the Deposit Agreement, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

(5)           Compliance With Information Requests.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to Dutch law, the rules and requirements of the New York Stock Exchange, Inc. the Euronext Amsterdam N.V. and the Articles of Association of the Company, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other Person then or previously interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owner at the time of such request.  The Depositary agrees to use reasonable efforts to forward upon the request of the Company, at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(6)           Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Articles of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.  The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company’s exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

(7)           Liability of Holder for Taxes, Duties and Other Charges.  If any tax or other governmental charge shall become payable with respect to any Receipt, ADS or any Deposited Securities, such tax, or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary.  The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver Receipts, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to Article (24) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their agents, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

(8)           Representations and Warranties of Depositors.  Each Person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such Person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the Person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the Person depositing Shares, to take any and all actions necessary to correct the consequences thereof

(9)           Filing Proofs, Certificates and Other Information.  Any Person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of the Deposited Securities or other information, and to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares), as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement.  Subject to Article (24) hereof and the terms of the Deposit Agreement, the Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADS or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of the Deposit Agreement, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made or such other information and documentation are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction.  Holders and Beneficial Owners acknowledge that, under the Dutch Act on the Disclosure of Holdings in Listed Companies, shareholders must promptly notify the Company and The Netherlands Securities Investment Board if their holding reaches, exceeds or falls below 5%, 10%, 25%, 50% or 66-2/3% of the capital interest and/or voting rights in the Company and agree to comply with such notification requirements.

(10)           Charges of Depositary:  The Depositary shall charge fees for receiving deposits and issuing Receipts, for delivering deposited Shares against surrender of Receipts, for transfer of Receipts, for splits and combination of Receipts, for distribution of dividends, for sales or exercise of rights or for other services performed upon the terms set forth in the Deposit Agreement.  The Depositary and the Company reserve the right, subject to the Deposit Agreement, to modify, reduce or increase any fees or charges for services performed.  The Depositary shall charge any party to whom ADSs are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, or a distribution of ADSs pursuant to Section 4.3 or 4.11 of the Deposit Agreement), or who surrenders ADSs a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of ADSs.  In addition the Depositary shall charge to the Holders a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for each and any cash distribution made pursuant to the Deposit Agreement, including but not limited to, Sections 4.2 through 4.5 thereof, and $5.00 or less per 100 American Depositary Shares (or portion thereof) in case of stock dividend, made pursuant to the Deposit Agreement including, but not limited to Section 4.2 through 4.5 thereof.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.  In addition, Holders, Beneficial Owners, and Persons depositing Shares (other than the Company) will be requested to pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement.  ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be payable by the Person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and by the Person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree in writing from time to time.  The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree to in writing from time to time.  Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by written agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligation of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement.  The provisions in respect of these charges may be changed in the manner indicated in Article (22) of this Receipt.

(11)           Title to Receipts.  It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof (and each ADS evidenced hereby) for all purposes, and neither the Depositary nor the Company shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is the Holder (that is, the Person) registered on the books of the Depositary.

(12)           Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt has been executed by the manual or facsimile signature of a duly authorized officer of the Depositary or the Registrar.

(13)           Available Information; Reports; Inspection of Transfer Books.  The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet Web site (www.tnt.com/corporate) or through an electronic information delivery system generally available to the public in its primary trading market.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Company is not complying with those requirements.  The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall arrange, at the request of the Company and at the Company’s expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.

The Registrar shall keep books for the registration of ADSs represented by this Receipt and transfers of ADSs represented by this Receipt which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADSs.

The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article 24 hereof.

Dated:	CITIBANK, N.A., as Depositary

Countersigned

By: _____________________	By: _____________________
Authorized Officer	Vice President

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14)           Dividends and Distributions in Cash, Shares, etc.  Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Securities held in respect of the ADSs represented by this Receipt under the terms of the Deposit Agreement,  the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the reasonable judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis, into Dollars transferable to the United States, promptly convert or cause to be converted such dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) if applicable and unless previously established, establish the ADS Record Date as provided in the Deposit Agreement and (iii) distribute promptly the amount thus received (net of the applicable fees and charges of, and expenses incurred by, the Depositary in each case, to the extent permitted by the provisions of the Deposit Agreement, and taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs representing such Deposited Securities held as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Securities, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.  Any foreign currency received by the Depositary shall be converted upon the terms and conditions set forth in the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall or cause such Shares to be deposited with and registered, as the case may be, in the name of the Depositary, the Custodian or their nominees and upon receipt of confirmation of such deposit, the Depositary shall, subject to and in accordance with the Deposit Agreement, either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, the payment of the applicable fees and charges of, and expenses incurred by, the Depositary and taxes) or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of the applicable fees and charges of, and the expenses incurred by, the Depositary, in each case, to the extent permitted by the provisions of the Deposit Agreement, and taxes).  In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary reasonably deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of taxes and fees and charges of, and expenses incurred by, the Depositary, in each case, to the extent permitted by the provisions of the Deposit Agreement) to Holders entitled thereto upon the terms of the Deposit Agreement.  The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Upon receipt of notice indicating that the Company wishes an elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs upon the terms described in the Deposit Agreement.

Upon receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares (or any rights of any other nature) to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to any Holders only if the Company shall have requested that such rights be made available to Holders, the Depositary shall have received the documentation required by the Deposit Agreement, and the Depositary shall have determined that such distribution of rights is reasonably practicable.  If such conditions are not satisfied, the Depositary shall sell the rights as described below.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms set forth in the Deposit Agreement) and establish procedures to distribute such rights (by means of warrants or otherwise) and to enable the Holders to exercise the rights (upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary and taxes).  Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).  If (i) the Company does not request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may reasonably deem proper.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes, in each case, to the extent permitted by the provisions of the Deposit Agreement) upon the terms hereof and in accordance with the Deposit Agreement.  If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable  to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holder of this Receipt on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act covering such offering is in effect.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

The Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs.  Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation required by the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.  Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution, (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld, in each case, to the extent permitted by the provisions of the Deposit Agreement.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may reasonably deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may reasonably deem proper and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes, in each case, to the extent permitted by the provisions of the Deposit Agreement) to the Holders as of the ADS Record Date (as defined below) upon the terms hereof and the Deposit Agreement.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.  Any benefit received upon such disposition should be for the benefit of the Holders.

(15)           Redemption.  Upon receipt of notice from the Company that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and a satisfactory opinion of counsel, the Depositary shall mail to each Holder a notice setting forth the Company’s intention to exercise the redemption rights and any other particulars set forth in the Company’s notice to the Depositary.  Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable fees and charges of, and expenses incurred by, the Depositary, and taxes, in each case, to the extent permitted by the provisions of the Deposit Agreement), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof upon the terms of the Deposit Agreement.  If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.

(16)           Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter (including setting the record date for Holders responsible for any fees and/or charges assessed by the Depositary pursuant to the Deposit Agreement), the Depositary shall, after consultation with the Company, fix a record date (“ADS Record Date”) for the determination of the Holders of ADSs who shall be entitled to receive such dividend or distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS or for determining those Holders responsible for any fees and/or charges assessed by the Depositary pursuant to the Deposit Agreement.  Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of ADSs at the close of business on such ADS Record Date shall be entitled to receive such divided or distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(17)           Voting of Deposited Securities.  ADS Voting Instructions.  As soon as practicable after receipt of notice pursuant to Section 5.6 of the Deposit Agreement of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.9 of the Deposit Agreement.  The Depositary shall, if requested in writing by the Company in a timely manner (which request must be received by the Depositary at least 30 days prior to such meeting) and provided no U.S. legal prohibitions exists, distribute to the Holders of record a notice which shall contain:  (a) such information as is contained in such notice of meeting, (b) a statement in English, in a form provided by the Company, that the Holders of record at the close of business on a specified record date will be entitled, subject to the terms of Section 4.10 of the Deposit Agreement, any applicable provisions of Dutch law, the corporate charter and by-laws of the Company and the provisions of the Deposited Securities (which provisions, if any, shall have been summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights pertaining to the number of Deposited Securities represented by their respective Receipts and (c) a statement addressing the manner in which such instructions may be given, including an indication that instructions may be given (or may be deemed to have been given in accordance with the last sentence of the next paragraph if no instructions are received prior to the deadline set for such purposes) to the Depositary to give a discretionary proxy to a Person designated by the Company.  In the event the notice of meeting and request of the Company are  not received by the Depositary at least 30 days prior to the meeting, the Depositary shall not have any obligation to notify the Holders and shall not vote or cause to be voted the Deposited Securities.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable and permitted under applicable law and the provisions of the corporate charter and by-laws of the Company and the provisions of the Deposited Securities, to vote or cause to be voted the number of Deposited Securities represented by the American Depositary Shares evidenced by the Holder’s Receipt in accordance with the instructions set forth in such request.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Discretionary Proxy to Management.  The Depositary will not , and the Depository shall take reasonable steps to ensure that the Custodian and each of its nominees, if any, do not, vote the Shares or other Deposited Securities represented by the American Depositary Shares other than in accordance with such instructions from the Holder or as provided below.  The Depositary may not itself exercise any voting discretion over any Shares.  If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a Person designated by the Company to vote the Deposited Securities; provided, however, that (x) no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy to be given, (ii) substantial opposition exists or (iii) the rights of holders of Shares will be adversely affected and (y) the Depositary shall not have any obligation to give such discretionary proxy to a Person designated by the Company if (i) the Company shall not have delivered to the Depositary the local counsel opinion and the representation and indemnity letter described in the immediately following paragraph and (ii) the Person designated to receive the discretionary proxy shall not have delivered to the Depositary an undertaking stating that such Person shall not exercise the rights granted to such Person pursuant to the terms of such proxy in contravention of the provisions of clause (x) above in this paragraph.

Prior to requesting the delivery of a discretionary proxy upon the terms set forth herein, the Company shall deliver to the Depositary (a) an opinion of the Company’s local counsel (of recognized standing in such country and reasonably satisfactory to the Depositary) at the expense of the Company stating that (i) such action does not violate any local laws and (ii) nothing in the proxy materials indicates any matter which under local law would be deemed to adversely affect the rights of the holders of Shares, and (b) a representation and indemnity letter from the Company (executed by a senior officer of the Company) (i) designating the Person to whom any discretionary proxy should be given, (ii) confirming that the Company wishes such discretionary proxy to be given, (iii) certifying that the Company has not and shall not request the discretionary proxy to be given as to any matter as to which substantial opposition exists or which may adversely affect the rights of holders of Shares or other Deposited Securities and (iv) agreeing to indemnify the Depositary and the Custodian and their respective officers, directors and employees against, and hold each of them harmless from, any liability or expense (including fees and disbursements of counsel) which may arise out of or in connection with any action of the Depositary or the Custodian in granting such discretionary proxy.

If, at the time of a vote, for any reason the standing instructions deemed given herein would not be valid and binding on the Holders, or the Depositary is unable to obtain the legal opinion or the representation and indemnity letter above, the Depositary shall not vote the Shares or other Deposited Securities as to which specific instructions have not been received.

Legal Prohibitions.  Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting of holders of Shares or other Deposited Securities if the taking of such action violates U.S. laws.  The Company will take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Shares or other Deposited Securities and to deliver to the Depositary an opinion of the Company’s U.S. counsel addressing any actions requested to be taken if requested by the Depositary.

(18)           Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the ADSs shall, subject to the provisions of the Deposit Agreement, any Receipt and applicable law, represent the right to receive such additional securities.  Alternatively, the Depositary may, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel reasonably satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, evidencing such ADSs, execute and deliver additional ADSs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to this Receipt, specifically describing such new Deposited Securities or corporate change.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, subject to receipt of an opinion of the Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and taxes, in each case, to the extent permitted by the provisions of the Deposit Agreement) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(19)           Exoneration.  Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary, the Company or their respective controlling Persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, The Netherlands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Association of the Company or any provision of any Deposited Securities, or by reason of any act of God or war, terrorism or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Association of the Company or provisions of Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any Person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other Person believed by it in good faith to be competent to give such advice or information, (iv) for the inability of a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADS or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.  The Depositary, its controlling Persons, its agents, any Custodian and the Company, its controlling Persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Notwithstanding anything to the contrary set forth in the Deposit Agreement or this Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder(s) or Beneficial Owner(s), any Receipt or Receipts or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.  Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or Beneficial Owners for any indirect, special, punitive or consequential damages.  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

(20)           Standard of Care.  The Company and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other Persons, except that the Company and its agents will perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.  The Depositary and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other Persons, except that the Depositary and its agents will  perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.  The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

(21)           Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in this Receipt and in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment as depositary under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed (except as required by law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to such Holders.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22)           Amendment, Supplement.  This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than the charges of the Depositary in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs.  The Holder or Beneficial Owner agrees that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby.  In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS(s) and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(23)           Termination.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed for such termination.  On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holders’ ADSs at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to such Holder or upon such Holder’s order, of the amount of Deposited Securities represented by such ADS(s).  If any ADSs shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADSs, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADS, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of 30 days after the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of ADSs whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the ADSs Shares, Deposited Securities and ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADS, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

(24)           Compliance with U.S. Securities Laws.  Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction I.A.(1) to Form F-6 (as such instructions may be amended from time to time) in connection with (i) temporary delays caused by closing transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

(25)           Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (25), the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.5 of the Deposit Agreement, including ADSs which were issued under the immediately preceding clause (i) but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive ADSs in lieu of Shares under clause (i) of the immediately preceding sentence and receive Shares in lieu of ADSs under clause (ii) of the immediately preceding sentence.  Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the Person (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) New York business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under clause (i) of the second sentence of this paragraph; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one Person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to clause (b) above in this paragraph, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(26)           Appointment.  Each Holder and Beneficial Owner, upon acceptance of any American Depositary Share (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable Receipt(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipt(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated: __________________________ SIGNATURE GUARANTEED
Name: ________________________________
            By:
            Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

Legends

[The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR:  “This ADR evidences ADSs representing  ‘partial entitlement’ [type of shares] of [Company] and as such do not entitle the holders thereof to the same per-share entitlement as other [type of shares] Shares (which are ‘full entitlement’ [type of shares] Shares) issued and outstanding at such time.  The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the [type of shares] Shares represented by such ADSs become ‘full entitlement’ [type of shares] Shares.”]

EXHIBIT B

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.           ADS Fees

The following ADS fees are payable under the terms of the Deposit Agreement:

Service		Rate	By Whom Paid
(1)	Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or Person receiving ADSs.
(2)	Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for the purpose of withdrawal of Deposited Securities or Person to whom Deposited Securities are delivered.
(3)	Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(4)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(5)	Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(6)	ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

II.	Charges

The Company, Holders, Beneficial Owners, Persons depositing Shares and Persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the Person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.